Exhibit 10.167

SUBORDINATION AGREEMENT

THIS SUBORDINATION AGREEMENT (this “Agreement”) is entered into as of this 2nd day of June, 2017, by and among 2014 HUNTINGTON HOLDINGS, LLC, a Delaware limited liability company (“Subordinated Lender”), TWINLAB CONSOLIDATED HOLDINGS, INC., a Nevada corporation (“TCHI”), TWINLAB CONSOLIDATION CORPORATION, a Delaware corporation (“TCC”), TWINLAB HOLDINGS, INC., a Michigan corporation, ISI BRANDS INC., a Michigan corporation, TWINLAB CORPORATION, a Delaware corporation, NUTRASCIENCE LABS, INC., a Delaware corporation (formerly known as TCC CM Subco I, Inc.) (“Nutrascience Labs”), and NUTRASCIENCE LABS IP CORPORATION, a Delaware corporation (formerly known as TCC CM Subco II, Inc.), ORGANIC HOLDINGS LLC, a Delaware limited liability company, RESERVE LIFE ORGANICS, LLC, a Delaware limited liability company, RESVITALE, LLC, a Delaware limited liability company, RE-BODY, LLC, a Delaware limited liability company, INNOVITAMIN ORGANICS, LLC, a Delaware limited liability company, ORGANICS MANAGEMENT LLC, a Delaware limited liability company, COCOAWELL, LLC, a Delaware limited liability company, FEMBODY, LLC, a Delaware limited liability company, RESERVE LIFE NUTRITION, L.L.C., a Delaware limited liability company, INNOVITA SPECIALTY DISTRIBUTION, LLC, a Delaware limited liability company, and JOIE ESSANCE, LLC, a Delaware limited liability company (collectively, “Borrower”), and MIDCAP FUNDING X TRUST, a Delaware statutory trust, as successor-by-assignment from MidCap Financial Trust, as Agent for the financial institutions or other entities from time to time parties to the Senior Loan Agreement (as hereinafter defined) (acting in such capacity, “Agent”), and as a Lender, or such then present holder or holders of the Senior Loan (as hereinafter defined) as may from time to time exist (the “Lenders,” and collectively with the Agent, the “Senior Lenders”).

RECITALS

A.      Borrower and Senior Lenders have entered into a Credit and Security Agreement dated as of January 22, 2015 (as the same may be amended, supplemented or otherwise modified from time to time, the “Senior Loan Agreement”) pursuant to which, among other things, Senior Lenders have agreed, subject to the terms and conditions set forth in the Senior Loan Agreement, to make certain loans and financial accommodations to Borrower and the other Credit Parties. All of Borrower’s obligations to Senior Lenders under the Senior Loan Agreement and the other Senior Loan Documents (as hereinafter defined) are secured by liens on and security interests in substantially all of the now existing and hereafter acquired personal property of Borrower (all collateral, real and personal, now or hereafter encumbered by the lien of any Senior Loan Document is herein referred to collectively as the “Collateral”). Borrower and any other Credit Party (as defined in the Senior Loan Agreement) may each be referred to herein as a “Credit Party” and collectively as “Credit Parties”. All other capitalized terms used but not defined herein shall have the meanings set forth in the Senior Loan Agreement.

B.     The Subordinated Lender is a shareholder in Borrower. TCHI has issued that certain Unsecured Promissory Note to Subordinated Lender in the original principal amount of $3,200,000 attached hereto as EXHIBIT A (the “Subordinated Note”).

C.     As an inducement to and as one of the conditions precedent to the agreement of Agent and Senior Lenders to consent to the transactions contemplated by the Subordinated Note, Agent and Senior Lenders have required the execution and delivery of this Agreement by Subordinated Lender and Borrower in order to set forth the relative rights and priorities of Senior Lenders and Subordinated Lender under the Senior Loan Documents and the Subordinated Loan Documents (as hereinafter defined).

AGREEMENT

NOW, THEREFORE, in order to induce Senior Lenders to consummate the transactions contemplated by the Senior Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby covenant and agree as follows:

1.            Definitions. The following terms shall have the following meanings in this Agreement:

“Bankruptcy Code” means Chapter 11 of Title 11 of the United States Code, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“Distribution” means, with respect to any indebtedness, (a) any payment or distribution by any Person of cash, securities or other property, by set-off or otherwise, on account of such indebtedness or obligation, (b) any redemption, purchase or other acquisition of such indebtedness or obligation by any Person, or (c) the granting of any lien or security interest to or for the benefit of the holders of such indebtedness or obligation in or upon any property of any Person.

“Enforcement Action” means (a) to take from or for the account of any Credit Party or any guarantor of the Subordinated Loans, by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Credit Party or any such guarantor with respect to the Subordinated Loan; (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding against any Credit Party or any such guarantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Loan, or (ii) commence judicial enforcement of any of the rights and remedies under the Subordinated Loan Documents or applicable law with respect to the Subordinated Loan; (c) to accelerate the Subordinated Loans; (d) to exercise any put option or to cause any Credit Party or any such guarantor to honor any redemption or mandatory prepayment obligation under any Subordinated Loan Document; (e) to notify account debtors or directly collect accounts receivable or other payment rights of any Credit Party or any such guarantor; (f) to commence, or join with any creditors other than the Agent in commencing any case or proceeding referred to a Proceeding, or (g) take any action under the provisions of any state or federal law, including, without limitation, the Uniform Commercial Code, or under any contract or agreement, to enforce, foreclose upon, take possession of or sell any property or assets of any Credit Party or any such guarantor including the Collateral.

“Paid in Full” or “Payment in Full” means, with respect to the Senior Loans, the full and indefeasible payment in cash and satisfaction in full of all of the obligations under the Senior Loan Documents, and the termination of all obligations of Agent and Senior Lenders under the Senior Loan Documents (including, without limitation, any commitment to lend), and the termination of the Senior Loan Documents.

“Permitted Subordinated Loan Payments” means (a) payments of regularly scheduled payments of interest on the Subordinated Note, including, without limitation and for the avoidance of doubt, payment of Additional Interest (as defined in the Subordinated Note) that is scheduled to be paid on June 2, 2019, and the outstanding principal amount of the Subordinated Note at maturity, in each case due and payable on a non-accelerated basis in accordance with the terms of the Subordinated Note as in effect as of the date hereof, but only if true and correct copies of such Subordinated Loan Documents have been delivered to Agent, (b) $50,000 due under Section 5.1(a) and $30,000 due under Section 6.2 of that certain Settlement Agreement dated as of the date hereof by and among TCC, TCHI, Nutrascience Labs, Subordinated Lender, Carolyn Holdings, LLC, NCL Holding Company, LLC (f/k/a/ Nutricap Labs, LLC), and Vitacap Labs, LLC and (c) conversion of all or any part of the Subordinated Loans into common equity securities of the TCHI with no payments of cash or other compensation made to or for the account of Subordinated Lender as part of or as a result of such conversion.

“Person” means any natural person, corporation, general or limited partnership, limited liability company, firm, trust, association, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“Senior Loans” means all obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to Senior Lenders under the Senior Loan Documents or otherwise, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims, reimbursement obligations, and indebtedness, accrued and unpaid interest and all fees, costs, indemnities and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code, together with (a) any amendments, modifications, renewals or extensions thereof, and (b) any interest accruing thereon after the commencement of a Proceeding, without regard to whether or not such interest is an allowed claim.

“Senior Loan Documents” means any promissory note or other instruments evidencing the Senior Loan or the obligation to pay the Senior Loan, any guaranty with respect to the Senior Loan, any security agreement or other collateral document securing the Senior Loan (including, without limitation, the Senior Loan Agreement) and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Senior Loan, together with any amendments, modifications, renewals or extensions thereof.

“Subordinated Loans” means all obligations, liabilities and indebtedness of every nature of any Credit Party from time to time owed to Subordinated Lender, whether now existing or hereafter created, including, without limitation, the principal amount of all debts, claims (including, without limitation, indemnification rights arising in Subordinated Lender’s capacity as a shareholder, officer, director, member and/or partner of any Credit Party and any right of Subordinated Lender to a return of any capital contributed to any Credit Party) and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and from time to time hereafter owing, due or payable, whether before or after the filing of a Proceeding under the Bankruptcy Code together with any amendments, modifications, renewals or extensions thereof.

“Subordinated Loan Documents” means the Subordinated Note, any other promissory note or other instrument evidencing the Subordinated Loan or the obligation to pay the Subordinated Loan, any guaranty with respect to the Subordinated Loan, any security agreement or other collateral document securing the Subordinated Loan and all other documents, agreements and instruments now existing or hereafter entered into evidencing or pertaining to all or any portion of the Subordinated Loan.

2.            Subordination.

2.1.     Subordination of Subordinated Loans to Senior Loans. Each Credit Party covenants and agrees, and Subordinated Lender likewise covenants and agrees, notwithstanding anything to the contrary contained in any of the Subordinated Loan Documents, that the payment of any and all of the Subordinated Loans shall be subordinate and subject in right and time of payment, to the extent and in the manner hereinafter set forth, to the Payment in Full of all Senior Loans. Each holder of the Senior Loans, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired the Senior Loans in reliance upon the provisions contained in this Agreement. Except as otherwise permitted under subsection 2.2 below, all of the Senior Loan shall first be Paid in Full before any Distribution (other than a Permitted Subordinated Loan Payment), whether in cash, securities or other property, shall be made to Subordinated Lender on account of any Subordinated Loan.

2.2.     Subordinated Debt Payment Restrictions. Notwithstanding the provisions of subsection 2.1 hereinabove, Permitted Subordinated Loan Payments may be made by Borrower or accepted by Subordinated Lender, but only if, at the time of such payment, no default or event of default exists under the Senior Loan Documents and no default thereunder will be created by reason of such payment.

2.3.     Subordinated Loan Standstill. Until the Senior Loans are Paid in Full, Subordinated Lender shall not, without the prior written consent of Agent, take any Enforcement Action with respect to all or any portion of the Subordinated Loans.

2.4.     Incorrect Payments. If any Distribution on account of the Subordinated Loans not permitted to be made by any Credit Party or accepted by Subordinated Lender under this Agreement is so made by a Credit Party and received by Subordinated Lender, such Distribution shall not be commingled with any of the assets of Subordinated Lender, shall be held in trust by Subordinated Lender for the benefit of Senior Lenders, and shall be promptly paid over to Agent for the benefit of Senior Lenders for application in accordance with the Senior Loan Documents to the payment of the Senior Loans then remaining unpaid, until all of the Senior Loans are Paid in Full.

2.5.     Agreement Not to Contest; No Liens in Respect of the Subordinated Loans; Subordination of any Liens and Security Interests; Agreement to Release any Liens.

(a)     Each Credit Party acknowledges and agrees, and Subordinated Lender likewise acknowledges and agrees, that the Subordinated Loans are not secured by any lien on or security interest in any asset (including personal property and real property) of Credit Parties and shall not be secured by any lien on or security interest in any asset (including personal property and real property) of Credit Parties, whether now owned or hereafter acquired, until the Senior Loans are Paid in Full. No references herein to, or subordinations of, liens or security interest of Subordinated Lender in the Collateral shall imply or infer any limitation on the foregoing or any consent by Agent or Senior Lenders to such a lien or security interest.

(b)     Without limiting the foregoing and solely for the avoidance of doubt in the event any lien arises, until the Senior Loans have been Paid in Full, all liens and security interests of Subordinated Lender in the Collateral, if any, shall be and hereby are subordinated for all purposes and in all respects to the liens and security interests of Senior Lenders in the Collateral, regardless of the time, manner or order of perfection of any such liens and security interests and regardless of any failure, whether intervening or continuing, of Senior Lenders’ liens to be perfected liens; provided, however, that each of the parties hereto acknowledges and agrees that the existence of any such lien or security interest of Subordinated Lender would constitute an automatic and immediate Event of Default under the Senior Loan Agreement and a breach of this Agreement.

(c)     Subordinated Lender agrees that it will not at any time contest the validity, perfection, priority or enforceability of the Senior Loans, the Senior Loan Documents, or the liens and security interests of Senior Lenders in the Collateral securing the Senior Loans.

(d)     In the event that Agent releases or agrees to release any of its liens or security interests in the Collateral in connection with the compromise or sale, transfer or other disposition thereof or any of the Collateral is sold or retained pursuant to a foreclosure or similar action, Subordinated Lender shall be deemed to have also, automatically and simultaneously, released its lien and security interests in such Collateral and Subordinated Lender shall (or shall cause its agent to) promptly execute and deliver to Agent such termination statements and releases as Agent shall reasonably request to effect the release of the liens and security interests of Subordinated Lender in such Collateral. All proceeds resulting from any such compromise or sale, transfer or other disposition shall be applied first to the Senior Loans until payment in full thereof, with the balance, if any, to the Subordinated Loans, or to any other entitled party. In furtherance of the foregoing, Subordinated Lender hereby waives (i) any right to notification of a disposition of any Collateral pursuant to Section 9-611 of the UCC, (ii) its right to send to Agent a notification of a claim against the Collateral pursuant to Section 9-621 of the UCC, and any right to receive a notice of any acceptance by Agent of Collateral in full or partial satisfaction of the Senior Loans (and Subordinated Lender is hereby deemed to have consented to any such acceptance in accordance with Section 9-620 of the UCC), (iii) the right to object to (or issue a notice of objection with respect to), the acceptance by Agent of Collateral in full or partial satisfaction of the Senior Loans pursuant to Sections 9-620 and 9-621 of the UCC, and (iv) any other matter that would be the subject of any notification covered by Sections 9-611, 9-620 or 9-621 of the UCC.

(e)     By the execution of this Agreement, Subordinated Lender hereby authorizes Agent to amend any financing statements filed by Subordinated Lender against Credit Parties as follows: “In accordance with a certain Subordination Agreement by and among the Secured Party, the Debtor and MidCap Funding X Trust (or any of its affiliates), as Agent, the Secured Party has subordinated any security interest or lien that Secured Party may have in any property of the Debtor to the security interest of MidCap Funding X Trust (or any of its affiliates), as Agent, in all assets of Debtor notwithstanding the respective dates of attachment or perfection of the security interest of the Secured Party and MidCap Funding X Trust (or any of its affiliates), as Agent.”

(f)     In furtherance of the foregoing, Subordinated Lender hereby irrevocably appoints Agent its attorney-in-fact, with full authority in the place and stead of Subordinated Lender and in the name of Subordinated Lender or otherwise, to execute and deliver any document or instrument which Subordinated Lender may be required to deliver pursuant to this subsection 2.5.

2.6.     Application of Proceeds from Sale or other Disposition of the Collateral. In the event of any sale, transfer or other disposition (including a casualty loss or taking through eminent domain) of the Collateral, the proceeds resulting therefrom (including insurance proceeds) shall be applied in accordance with the terms of the Senior Loan Documents or as otherwise consented to by Agent until such time as the Senior Loans are Paid in Full.

2.7.        Sale, Transfer or other Disposition of Subordinated Loan.   Subordinated Lender shall not sell, assign, pledge, dispose of or otherwise transfer all or any portion of the Subordinated Loan or any Subordinated Loan Document (a) without giving prior written notice of such action to Agent, and (b) unless prior to the consummation of any such action, the purchaser, assignee, pledgee or transferee thereof shall execute and deliver to Agent a joinder to this Agreement pursuant to which such transferee agrees to be bound by and subject to the terms hereof. Notwithstanding the failure to execute or deliver any such joinder, the subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Subordinated Loan, and the terms of this Agreement shall be binding upon any such purchaser, assignee, pledgee or transferee.

2.8.        Legends. Until the termination of this Agreement in accordance with Section 8 hereof, Subordinated Lender will cause to be clearly, conspicuously and prominently inserted on the face of each Subordinated Loan Document, a legend, in form acceptable to Agent, stating that the Subordinated Loan Document is subject to the terms of this Agreement.

2.9.         Liquidation, Dissolution, Bankruptcy. In the event of any Proceeding involving Borrower:

(a)      This Agreement shall remain in full force and effect, and any Distribution, whether in cash, securities or other property which would otherwise, but for the terms hereof, be payable or deliverable in respect of the Subordinated Loan shall be paid or delivered directly to Agent (to be held and/or applied by Senior Lenders in accordance with the terms of the Senior Loan Documents) until all of the Senior Loans are Paid in Full. Subordinated Lender irrevocably authorizes, empowers and directs any debtor, debtor in possession, receiver, trustee, liquidator, custodian, conservator or other Person having authority, to pay or otherwise deliver all such Distributions to Agent. Subordinated Lender also irrevocably authorizes and empowers Agent, in the name of Subordinated Lender, to demand, sue for, collect and receive any and all such Distributions.

(b)      Subordinated Lender agrees that Agent may consent to the use of cash collateral or provide financing to any Credit Party on such terms and conditions and in such amounts as Agent, in its sole discretion, may decide and, in connection therewith, any Credit Party may grant to Agent for the benefit of Senior Lenders liens and security interests upon all of the property of any Credit Party, which liens and security interests (i) shall secure payment of the Senior Loans (whether such Senior Loans arose prior to the commencement of any Proceeding or at any time thereafter) and all other financing provided by Senior Lenders during the Proceeding, and (ii) shall be superior in priority to the liens and security interests, if any, in favor of each such Subordinated Lender on the property of any Credit Party. Subordinated Lender agrees that it will not object to or oppose a sale or other disposition of any property securing all of any part of the Senior Loans free and clear of security interests, liens or other claims of Subordinated Lenders under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if Agent has consented to such sale or disposition. Subordinated Lender agrees not to assert any right it may have to “adequate protection” of Subordinated Lender’s interest in any Collateral in any Proceeding and agrees that it will not seek to have the automatic stay lifted with respect to any Collateral without the prior written consent of Agent. Subordinated Lender waives any claim it may now or hereafter have arising out of Agent’s election, in any Proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code by Borrower, as debtor in possession. Subordinated Lender further agrees that it will not seek to participate or participate on any creditor’s committee without Agent’s prior written consent.

(c)      Subordinated Lender agrees to execute, verify, deliver and file any proofs of claim in respect of the Subordinated Loans requested by Agent in connection with any such Proceeding and hereby irrevocably authorizes, empowers and appoints Agent its agent and attorney-in-fact to (i) execute, verify, deliver and file such proofs of claim upon the failure of any Subordinated Lender promptly to do so prior to thirty (30) days before the expiration of the time to file any such proof of claim, and (ii) vote such claim in any such Proceeding, including, but not limited to, to accept or reject any plan of reorganization or arrangement on behalf of Subordinated Lender, all in such manner as Agent deems appropriate; provided, however, that Agent shall have no obligation to execute, verify, deliver, file and/or vote any such proof of claim. In the event that Agent votes any claim in accordance with the authority granted hereby, the relevant Subordinated Lender shall not be entitled to change or withdraw such vote. Subordinated Lender hereby assigns to Agent or its nominee (and will, upon request of Agent, reconfirm in writing the assignment to Agent or its nominee of) all rights of such Subordinated Lender under such claims.

(d)      The Senior Loans shall continue to be treated as the Senior Loans and the provisions of this Agreement shall continue to govern the relative rights and priorities of Senior Lenders and Subordinated Lenders even if all or part of the Senior Loans or the security interests securing the Senior Loans are subordinated, set aside, avoided, invalidated or disallowed in connection with any such Proceeding, and this Agreement shall be reinstated if at any time any payment of any of the Senior Loans is rescinded or must otherwise be returned by any holder of the Senior Loans or any representative of such holder.

3.            Modifications.

3.1.       Modifications to Senior Loan Documents. Senior Lenders may at any time and from time to time without the consent of or notice to Subordinated Lenders, without incurring liability to any Subordinated Lender and without impairing or releasing the obligations of Subordinated Lender under this Agreement, change the manner or place of payment or extend the time of payment of or renew or alter any of the terms of the Senior Loans (other than increasing the interest rate margins with respect to the Senior Loans by more than 3.00% per annum in excess of the interest rate margins in effect on the date hereof (excluding increases resulting from the accrual of interest at the default rate), or modifying the definition of “LIBOR Rate” or any other term that is used in such definition with respect to the calculation of interest on the Senior Loans) which will require the consent of the Subordinated Lender, which consent shall not be unreasonably withheld), or amend in any manner any agreement, note, guaranty or other instrument evidencing or securing or otherwise relating to the Senior Loans.

3.2.        Modifications to Subordinated Loan Documents. Until the Senior Loans have been Paid in Full, and notwithstanding anything to the contrary contained in the Subordinated Loan Documents, Subordinated Lenders shall not, without the prior written consent of Agent, agree to any amendment, modification or supplement to the Subordinated Loan Documents. At any time and from time to time, without notice to Subordinated Lender, subject to Section 3.1, Agent may take such actions in accordance with the terms of the Senior Credit Agreement with respect to the Senior Loans as Agent, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Loans and any Collateral securing the Senior Loans, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect Agents’ rights hereunder. All rights and interests of the Agent under this Agreement, and all agreements and obligations of the Subordinated Lender and Borrower hereunder, shall remain in full force and effect irrespective of: (1) any lack of validity or enforceability of any Senior Loan Documents; (2) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Loans, or any amendment or waiver or other modification, whether by course of conduct or otherwise, of the terms of the Senior Credit Agreement or any other Senior Loan Document; (3) any exchange, release or non-perfection of any security interest in any Collateral, or any release, amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Loans or any guarantee thereof; or (4) any other circumstances which otherwise might constitute a defense available to, or a discharge of, Borrower in respect of the Senior Loans, or of either any Subordinated Lender or Borrower in respect of this Agreement. Nothing herein, including the provisions of this Agreement pertaining to subordination of liens on the Collateral, shall be construed to imply Agent’s or Senior Lenders’ consent to any Subordinated Loan Document which grants a lien upon any of the Collateral.

4.    Waiver of Certain Rights by Subordinated Lender.

4.1.     Marshaling. Subordinated Lender hereby waives any rights it may have under applicable law to assert the doctrine of marshaling or to otherwise require Agent or Senior Lenders to marshal any property of any Credit Party or any guarantor of the Senior Loans for the benefit of Subordinated Lender. Subordinated Lender waives the benefits, if any, of any statutory or common law rule that may permit a subordinating creditor to assert any defenses of a surety or guarantor. Subordinated Lender agrees that it shall not assert any such defenses or rights.

4.2.     Rights Relating to Agent’s Actions with respect to the Collateral. Subordinated Lender hereby waives, to the extent permitted by applicable law, any rights which it may have to enjoin or otherwise obtain a judicial or administrative order preventing Agent from taking, or refraining from taking, any action with respect to all or any part of the Collateral. Without limitation of the foregoing, Subordinated Lender hereby agrees (a) that it has no right to direct or object to the manner in which Agent applies the proceeds of the Collateral resulting from the exercise by Agent of rights and remedies under the Senior Loan Documents to the Senior Loans, and (b) that Agent has not assumed any obligation to act as the agent for any Subordinated Lender with respect to the Collateral.

4.3.     Rights Relating to Disclosures. Subordinated Lender hereby agrees that Senior Lenders has not assumed any obligation or duty to disclose information regarding any Credit Party or the Senior Loans to any Subordinated Lender, and Senior Lenders shall have no special or fiduciary relationship to any Subordinated Lender. Subordinated Lender hereby fully waives and releases Senior Lenders from any affirmative disclosures which may be required of Senior Lenders under applicable law.

5.     Construction. The terms of this Agreement were negotiated among business persons sophisticated in the area of business finance, and accordingly, in construing the terms of this Agreement, no rule or law which would require that this instrument be construed against the party who drafted this instrument shall be given any force or effect.

6.     Modification of this Agreement. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party from the terms hereof, shall not be effective in any event unless the same is in writing and signed by Agent and Subordinated Lender to be bound thereby, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. Any notice to or demand on any party hereto in any event not specifically required hereunder shall not entitle the party receiving such notice or demand to any other or further notice or demand in the same, similar or other circumstances unless specifically required hereunder.

7.     Further Assurances. Each party to this Agreement promptly will execute and deliver such further instruments and agreements and do such further acts and things as may be reasonably requested in writing by any other party hereto that may be necessary or desirable in order to effect fully the purposes of this Agreement.

8.     Continuing Agreement.   This Agreement is a continuing agreement and will remain in full force and effect until all of the obligations under the Senior Loan Documents have been Paid in Full and all of Subordinated Lender’s obligations to Senior Lenders have been fully performed and indefeasibly satisfied. This Agreement will continue to be effective or will be reinstated, as the case may be, if at any time payment of all or any part of the Senior Loan Documents or the obligations thereunder is rescinded or must otherwise be returned by Agent and/or Senior Lenders upon insolvency, bankruptcy, or reorganization of any Credit Party or otherwise, all as though such payment had not been made.

9.     Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and personally delivered, mailed by registered or certified mail (return receipt requested and postage prepaid), sent by facsimile (with a confirming copy sent by regular mail), or sent by prepaid overnight courier service, and addressed to the relevant party at its address set forth below, or at such other address as such party may, by written notice, designate as its address for purposes of notice under this Agreement:

If to Senior Lenders, to Agent at:

Midcap Funding X Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200

Bethesda, MD 20814

Attention: Portfolio Mgt. – Twin Labs Loan

Facsimile: (301) 941-1450

with a copy to:

Midcap Funding X Trust

c/o MidCap Financial Services, LLC, as servicer

7255 Woodmont Avenue, Suite 200

Bethesda, MD 20814

Attention: General Counsel

Facsimile: (301) 941-1450

If to Company or any other Credit Party, at:

c/o Twinlab Consolidation Corporation

4800 T-Rex Avenue

Suite 305

Boca Raton, Florida 33431

Attention: Al Gever, CFO

Facsimile: (561) 443-2821

If to Subordinated Lender, at:

2014 Huntington Holdings, LLC

c/o Jonathan Greenhut

43 Hunting Hollow Court

Dix Hills, NY 11746

Email:jon@trueearthhealth.com
Facsimile:

with a copy to:

Kramer Levin Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Attention: Christopher S. Auguste, Esq.

Facsimile: (212) 715-8277

If mailed, notice shall be deemed to be given five (5) days after being sent, and if sent by personal delivery, facsimile or prepaid courier, notice shall be deemed to be given when delivered.

10.     Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the respective successors and assigns of Senior Lenders, Subordinated Lenders and the Credit Parties; provided, however, that neither Subordinated Lender nor any Credit Party may assign this Agreement in whole or in part without the prior written consent of Agent. Senior Lenders may, from time to time, without notice to Subordinated Lenders, assign or transfer any or all of the Senior Loans or any interest therein to any Person and, notwithstanding any such assignment or transfer, or any subsequent assignment or transfer, the Senior Loans shall, subject to the terms hereof, be and remain the Senior Loans for purposes of this Agreement, and every permitted assignee or transferee of any of the Senior Loans or of any interest therein shall, to the extent of the interest of such permitted assignee or transferee in the Senior Loans, be entitled to rely upon the subordination provided under this Agreement and shall be entitled to enforce the terms and provisions hereof to the same extent as if such assignee or transferee were initially a party hereto. This Agreement is not for the benefit of Borrower or any guarantor of the Senior Loans. Subordinated Lender further agrees that if Borrower is in the process of refinancing any portion of the Senior Loans with a new lender, and if Agent makes a request of Subordinated Lender, Subordinated Lender shall agree to enter into a new subordination agreement with the new lender on substantially the same terms and conditions of this Agreement.

11.     No Waiver or Novation. No waiver shall be deemed to have been made by any party to this Agreement of any of its rights under this Agreement unless the same shall be in writing and duly signed by its duly authorized officers, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of any party to this Agreement in any other respect at any time. No executory agreement shall be effective to change, modify or to discharge, in whole or in part, this Agreement, unless such executory agreement is in writing and duly signed by the duly authorized officers of each party to this Agreement.

12.      Expenses. Borrower agrees to pay or reimburse Agent, upon demand, for all its costs and expenses in connection with the enforcement or preservation of any rights under this Agreement, including, without limitation, fees and disbursements of counsel to Agent or Senior Lenders. Borrower agrees to pay, indemnify, and hold Agent and its principals harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions (whether sounding in contract, tort or on any other ground), judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of, or in any other way arising out of or relating to this Agreement or any action taken or omitted to be taken by any Senior Lender with respect to any of the foregoing.

12.     CONSENT TO JURISDICTION. SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO SENIOR LENDERS’ ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON IT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES AT THEIR RESPECTIVE ADDRESSES SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED. IN ANY LITIGATION, TRIAL, ARBITRATION OR OTHER DISPUTE RESOLUTION PROCEEDING RELATING TO THIS AGREEMENT, ALL DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS OF SUBORDINATED LENDER, EACH CREDIT PARTY OR ANY OF THEIR RESPECTIVE AFFILIATES SHALL BE DEEMED TO BE EMPLOYEES OR MANAGING AGENTS OF SUBORDINATED LENDER OR EACH CREDIT PARTY, AS APPLICABLE, FOR PURPOSES OF ALL APPLICABLE LAW OR COURT RULES REGARDING THE PRODUCTION OF WITNESSES BY NOTICE FOR TESTIMONY (WHETHER IN A DEPOSITION, AT TRIAL OR OTHERWISE). SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES AGREES THAT SENIOR LENDERS’ COUNSEL IN ANY SUCH DISPUTE RESOLUTION PROCEEDING MAY EXAMINE ANY OF THESE INDIVIDUALS AS IF UNDER CROSS-EXAMINATION AND THAT ANY DISCOVERY DEPOSITION OF ANY OF THEM MAY BE USED IN THAT PROCEEDING AS IF IT WERE AN EVIDENCE DEPOSITION. SUBORDINATED LENDER AND EACH OF THE CREDIT PARTIES IN ANY EVENT WILL USE ALL COMMERCIALLY REASONABLE EFFORTS TO PRODUCE IN ANY SUCH DISPUTE RESOLUTION PROCEEDING, AT THE TIME AND IN THE MANNER REQUESTED BY SENIOR LENDERS, ALL PERSONS, DOCUMENTS (WHETHER IN TANGIBLE, ELECTRONIC OR OTHER FORM) OR OTHER THINGS UNDER ITS CONTROL AND RELATING TO THE DISPUTE.

13.     WAIVER OF JURY TRIAL. SUBORDINATED LENDER, EACH OF THE CREDIT PARTIES AND SENIOR LENDERS HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, ANY OF THE SUBORDINATED LOAN DOCUMENTS OR ANY OF THE SENIOR LOAN DOCUMENTS. SUBORDINATED LENDER, EACH OF THE CREDIT PARTIES AND SENIOR LENDERS ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE SENIOR LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. SUBORDINATED LENDER, EACH OF THE CREDIT PARTIES AND SENIOR LENDERS WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

14.         Miscellaneous.

14.1.     Conflict. In the event of any conflict between any term, covenant or condition of this Agreement and any term, covenant or condition of any of the Subordinated Loan Documents, the provisions of this Agreement shall control and govern.

14.2.     Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

14.3.     Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, but in making proof hereof, it shall only be necessary to produce one such counterpart containing signatures pages signed by each party. Signatures by facsimile or by electronic mail delivery of an electronic version (e.g., .pdf or .tif file) of an executed signature page shall be treated as delivery of an original and shall bind the parties hereto.

14.4.     Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

14.5.     Governing Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of New York, without regard to conflicts of law principles.

14.6.     Relative Rights. This Agreement shall define the relative rights of Senior Lenders and Subordinated Lenders. Nothing in this Agreement shall (a) impair, as between the Credit Parties and Senior Lenders, the obligation of the Credit Parties with respect to the payment of the Senior Loans and the Subordinated Loans in accordance with their respective terms, or (b) affect the relative rights of Senior Lenders or Subordinated Lenders with respect to any other creditors of the Credit Parties.

14.7.     Entire Agreement. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

Signature Page to

SUBORDINATION AGREEMENT

IN WITNESS WHEREOF, intending to be legally bound, and intending that this Agreement constitute an instrument executed and delivered under seal, the parties have caused this Agreement to be executed under seal as of the date first written above.

AGENT:

MIDCAP FUNDING X TRUST,

a Delaware statutory trust,

as Agent for Senior Lender

By:           Apollo Capital Management, L.P.,

                 its investment manager

By:           Apollo Capital Management GP, LLC,

                 its general partner

By:   /s/ Michael Levin                                      (SEAL)

 Name: Michael Levin

 Title: Authorized Signatory

Signature Page to

SUBORDINATION AGREEMENT

SUBORDINATED LENDER: 2014 HUNTINGTON HOLDINGS, LLC, a Delaware limited liability company By: /s/ Jonathan Greenhut (SEAL) Name: Jonathan Greenhut Title: Manager

Signature Page to

SUBORDINATION AGREEMENT

BORROWER:

TWINLAB CONSOLIDATION CORPORATION By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Chief Executive Officer

TWINLAB CONSOLIDATED HOLDINGS, INC. By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Chief Executive Officer	TWINLAB HOLDINGS, INC. By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Chief Executive Officer

TWINLAB CORPORATION By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Chief Executive Officer	ISI BRANDS, INC. By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Chief Executive Officer

NUTRASCIENCE LABS, INC. By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Chief Executive Officer	NUTRASCIENCE LABS IP CORPORATION By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Chief Executive Officer

ORGANIC HOLDINGS LLC By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager	RESERVE LIFE ORGANICS, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager

RESVITALE, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager	RE-BODY, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager

INNOVITAMIN ORGANICS, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager	ORGANICS MANAGEMENT LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager

COCOAWELL, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager	FEMBODY, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager

RESERVE LIFE NUTRITION, L.L.C. By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager	INNOVITA SPECIALTY DISTRIBUTION, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager

JOIE ESSANCE, LLC By ORGANIC HOLDINGS LLC, its sole Member By: /s/ Naomi Whittel (Seal) Name: Naomi Whittel Title: Sole Manager

EXHIBIT A

[Attach Subordinated Note]